                                                                    EXHIBIT 10.8


                          CONSTRUCTION LOAN AGREEMENT

         THIS CONSTRUCTION LOAN AGREEMENT made and entered into this 26th day of July, 1995, by and between TRUSTED INFORMATION SYSTEMS, INC., a Maryland corporation ("Borrower"), and MERCANTILE-SAFE DEPOSIT AND TRUST COMPANY, a Maryland banking corporation ("Bank").

                              W I T N E S S E T H:

         WHEREAS, the Borrower is the owner in fee simple of that parcel of land located in Howard County, Maryland and commonly known as 3060 Washington Road, Glenwood, Maryland, as more particularly described in EXHIBIT A attached hereto and by this reference made a part hereof, and of all improvements located thereon (the "Property").

         WHEREAS, Borrower has applied to Bank for a construction loan in a principal amount not to exceed $1,800,000 (the "Construction Loan"), the proceeds of which shall be used by Borrower to finance the construction of an addition containing approximately 24,252 square feet to the Borrower's existing building located on the Property and to finance certain other improvements on the Property; and

         WHEREAS, Bank has agreed to make the Construction Loan on the terms and conditions set forth in this Agreement.

         NOW, THEREFORE, in consideration of the premises and for Ten Dollars ($10.00) and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Borrower and Bank agree as follows:


                                   ARTICLE 1

                             TERMS AND DEFINITIONS

         In addition to the other terms herein defined, the following terms shall have the meaning set forth in this Article 1 whenever used in this
Agreement:

         1.1     Architect:  Nichols Architects.

         1.2 Architect's Agreement: That certain Agreement between Owner and Architect dated September 23, 1994, providing for the design and supervision of the construction of the Improvements.

         1.3 Assignment of Contracts: That certain Collateral Assignment of Contracts of even date herewith executed by Borrower in favor of Bank, and assigning to Bank as collateral for the Construction Loan all of Borrower's rights under the Plans and Specifications and any other drawings, the Construction Contract, the Architect's Agreement and all other agreements relating to the construction of the Project.

         1.4 Assignment of Leases: That general Assignment of Rents and Leases executed by the Borrower in favor of Bank of even date herewith assigning to Bank all of the Borrower's rights and interests in any existing and future leases affecting the Property.

         1.5 Bank's Commitment: That commitment by Bank to provide construction period financing dated May 11, 1995.

         1.6 Business Day: Any day on which Bank is open for business of the nature required by this Agreement.

         1.7 Completion Date: The date on which the Project is required to be completed in accordance with the Plans and Specifications, being August 1, 1996, subject to adjustments pursuant to the terms of the Construction Contract, or such later date as may be agreed upon in writing by Bank.

         1.8 Construction Contract: That certain Construction Agreement Between Owner and General Contractor dated of even date herewith, providing for the construction and equipment of the Improvements.

         1.9 Construction Inspector: Such person as may be subsequently named by the Bank to review the construction related documents and the loan advance requests.

         1.10 Deed of Trust: That certain Deed of Trust and Security Agreement of even date herewith executed by the Borrower granting and conveying to Bank a second priority lien and security interest on all real, personal and miscellaneous property making up the Project.

         1.11    Event of Default:  Any one or more of the events described in
Section 7.1 hereof.

         1.12    General Contractor:  Manekin Corporation.

         1.13 Improvements: A 24,252 square foot addition to the Borrower's building located on the Property, together with all related structures, improvements, fixtures, furnishings, and other miscellaneous and personal property owned by Borrower, as more particularly described in the Plans and Specifications.

         1.14 Loan: The $1,800,000 construction loan, including any amendments, extensions and/or increases thereof.

         1.15 Loan Documents: Collectively, this Agreement, the Note, the Personal Guaranty, the Deed of Trust, the Security Agreement, the Financing Statements, the Assignment of Leases, the Assignment of Contracts, and any and all certificates, opinions, assignments and other documents executed in connection herewith, and all other documents upon which Bank has relied in making the Loan.

         1.16 Note: The Construction Loan Promissory Note from the Borrower of even date herewith evidencing the Loan in the maximum principal amount of $1,800,000.

         1.17    Personal Guarantor:  Stephen T. Walker.

         1.18 Personal Guaranty: That certain Personal Guaranty Agreement executed by the Personal Guarantor in favor of the Bank of even date herewith guarantying the repayment of all obligations of Borrower to the Bank.

         1.19 Plans and Specifications: Those certain plans and specifications for the improvements as more particularly described on EXHIBIT B attached hereto and by this reference made a part hereof.

         1.20    Project:  The Improvements and the Property.

         1.21 Security Agreement: The Security Agreement from the Borrower to the Bank of even date herewith granting to the Bank a lien on all of its inventory and accounts receivable as security for the Loan.

         1.22    Title Company:  TICOR Title Insurance Company.


                                   ARTICLE 2

                                    THE LOAN

         2.1 Commitment: Subject to Borrower's satisfaction of the requirements and conditions set forth in this Agreement, Bank agrees to make Construction Loan advances under the Construction Note to Borrower from time to time prior to the Completion Date in an aggregate principal amount not to exceed $1,800,000.

         2.2 Borrowing Procedure: Borrower shall give Bank (i) at least 7 days prior notice of the amount of any proposed borrowing, and (ii) at least 2 days prior notice of the additional information with respect to such borrowing as set forth in EXHIBIT C (which notice if given by telephone shall be promptly confirmed in writing and a copy thereof sent to Bank). Bank may act on any request or instruction believed by it in good faith to be genuine and authentic, and shall incur no liability to Borrower as a result thereof.

         2.3 Interest: Interest shall accrue on the aggregate amount of advances outstanding under the Loan in accordance with the Note, and interest shall be paid as provided in the Note.

         2.4 Repayment of Principal: The principal amount outstanding under the Loan shall be repaid in accordance with the repayment schedule and terms set forth in the Note and shall be subject to certain mandatory repayment as provided in the Note.

         2.5 Due Date Extension: If any payment of principal of, or interest on, the Loan falls due an a Saturday, Sunday or other day which is not a Business Day, then such due date shall be extended to the next following Business Day, and additional interest shall accrue and be payable for the period of such extension.

         2.6 Making of Payments: All payments (including prepayments) of principal of, or interest on, the Loan, shall be made in U.S. Dollars and in immediately available funds at the principal office of Bank in Baltimore, Maryland. All such payments shall be made without any setoff or counterclaim, and free and clear of any restrictions or conditions, and free and clear of and without deduction for or on account of, any present or future taxes, levies, imposts, duties, charges, fees, deductions or withholdings of any nature now or hereafter imposed by any governmental or other authority. If Borrower or Bank is compelled by law to make any such deductions or withholdings, Borrower will pay such additional amounts as may be necessary in order that the net amounts received by Bank after such deductions or withholdings shall equal the amount Bank would have received had no such deductions or withholdings been required to be made, and Borrower will provide Bank with evidence satisfactory to Bank that it has paid such deductions or withholdings.

         2.7 Prepayments: Borrower may prepay all or any portion of the principal amount of the Loan at any time without premium or penalty.

         2.8 Use of Loan Proceeds: Borrower covenants and agrees that all advances received by Borrower under the Loan shall be used solely for purposes of financing the construction of the Improvements, paying financing costs, paying interest hereunder during construction of the Improvements, and such other costs and expenses relating to the Project as may be approved by Bank.

         2.9 Cross-Default: The Loan shall be and is hereby cross-collateralized and cross-defaulted with all other loans from the Bank to the Borrower.

         2.10 Bank Fee: The Borrower covenants and agrees to pay to the Bank a loan origination fee of one percent (1%) of the total maximum available principal amount of the Loan, the amount of which is $18,000 (the "Bank Fee"). The Bank Fee shall be payable by the Borrower at the time of the closing.


                                   ARTICLE 3

                          CONDITIONS AND REQUIREMENTS
                            FOR INITIAL LOAN ADVANCE

         The Loan shall be closed and the Note and other Loan Documents shall be delivered at the principal office of Bank or its counsel on July 26, 1995, or a date prior thereto mutually agreeable to Borrower and Bank. The obligation of Bank to make the initial advance of Loan proceeds and to proceed to closing is subject to Borrower's satisfaction of the following requirements and conditions unless waived in writing by Bank:

         3.1 Delivery of Documents Prior to Initial Advance: Bank shall have received the following documents, in form and substance satisfactory to it, and its counsel, at least 1 Business Day prior to such initial Loan advance:

                 (a) ATLA mortgagee's title insurance binder issued on behalf of the Title Company for an aggregate amount not less than $1,800,000 on the Property and Improvements, without exception as to mechanic's or materialman's liens, and without exception as to survey for that parcel of property described in Exhibit A hereto, guaranteeing to Bank as mortgagee a second lien on the good and marketable title thereto in fee simple, subject only to a first lien in favor of the Bank, and with only such other title exceptions as Bank may approve in writing;

                 (b) A survey of the parcel of the Property described in Exhibit A hereto, with a metes and bounds description, certified as to accuracy, showing the location of existing and proposed easements (including all title exceptions capable of being located on such survey), rights-of-way and improvements, and showing the perimeter boundaries of the Land;

                 (c) Copy of the building permit and the grading permit pertaining to the Project, and evidence that the Project as proposed meets all zoning, subdivision and environmental requirements;

                 (d) Certificates evidencing coverage under All Builders Risk Insurance, including extended coverage, fire, collapse, vandalism and malicious mischief, naming Bank as mortgagee and loss payee under the mortgagee clause, in an amount acceptable to Bank, and providing for not less than thirty
(30) days prior written notice to the Bank of any intended cancellation;

                 (e) Certificate of workmen's compensation insurance and copies of a public liability insurance policy, both in amounts and with insurance companies acceptable to Bank;

                 (f) Evidence as to the availability of adequate sewer, water and other utilities to the Project and copies of all necessary sewer, water and utility permits;

                 (g) Two sets of the final Plans and Specifications as approved by Bank;

                 (h) Fully executed copy of the Construction Contract and all contracts with major subcontractors and material suppliers then under contract (major subcontractors shall be all those subcontractors each of whose aggregate amount due from the Borrower is not less than $10,000);

                 (i) Cost breakdown of all Project costs setting forth in such categories as reasonably required by Bank, the utilization of all proceeds of the Loan, and any additional funds available or necessary for completion of the Project;

                 (j) All governmental approvals and certifications required under any of the Loan Documents;

                 (k) Written confirmation from the Construction Inspector that (i) such Inspector has reviewed the Plans and Specifications, (ii) the Construction contract satisfactorily provides for the construction and equipment of the improvements, (iii) the Plans and Specifications have been reviewed and approved by all governmental authorities to which such Plans and Specifications are required to be submitted, and (iv) in the opinion of such Inspector the improvements can be completed for an amount not greater than the principal amount of the Construction Loan;

                 (l) Soil test report, together with certification by the design architect or engineer that the results thereof have been incorporated within the Plans and Specifications;

                 (m) A fully completed and executed "Phase I" environmental survey of the Property in a form acceptable to the Bank, certified to the Bank, and disclosing no conditions deemed adverse by the Bank; and

                 (n) Copies of the Borrower's proposed construction draw schedule and construction completion schedule, in form acceptable to the Bank.

         3.2 Delivery of Loan Documents: Borrower shall have executed and delivered to Bank at closing the respective Loan Documents to be executed, and all other documents and instruments reasonably required in connection with the Loan.

         3.3 Agreement with General Contractor: The General Contractor shall have executed and delivered to Bank at closing its agreement, pursuant to which it agrees (i) to continue performance on Bank's behalf under its contract on the occurrence of an Event of Default, if so requested by Bank, provided that Bank gives the General Contractor notice of its intention to require continued performance, and (ii) not to permit or execute any change order materially increasing or decreasing the cost or scope of the Project without the prior written consent of Bank.

         3.4 Agreement with Architect: The Architect shall have executed and delivered to Bank at closing its agreement, pursuant to which it agrees (i) to continue performance on Bank's behalf under its contract on the occurrence of an Event of Default, if so requested by Bank, provided that Bank gives the Architect notice of its intention to require continued performance, and (ii) not to permit or execute any change order materially increasing or decreasing the cost or scope of the Project without the prior written consent of Bank.

         3.5 Legal Opinions: Bank shall have received from counsel for Borrower and the Personal Guarantor legal opinions in form and substance satisfactory to Bank with respect to such matters incident to the Loan as Bank may require.

         3.6 Representations and Warranties: The representations and warranties set forth in Article 5 hereof shall be true and correct on and as of the closing date, and no Event of Default shall then exist under this Agreement.

         3.7 Recordation: The Deed of Trust and each of the related UCC financing statements shall have been filed or recorded in the appropriate public records as may be necessary and appropriate to evidence and perfect the liens and security interests thereby created. All necessary easements shall have been executed and recorded in the real property records of Howard County.

         3.8 Title Insurance Policy: Bank shall have received the title insurance policy issued by the Title Company pursuant to the binder described in Section 3.1(a) hereof, in form and substance satisfactory to Bank, dated as of the date of the initial Loan advance, insuring the lien of the Deed of

Trust as a valid first mortgage lien, and subject only to such title exceptions as Bank has theretofore approved in writing.

         3.9 Builders Risk Insurance Policy: Bank shall have received an original policy of insurance issued pursuant to the binder described in Section 3.1(d) hereof, and providing for not less than 30 days prior written notice to Bank of any intended cancellation.

         3.10 Corporate Authority: The Bank shall have received evidence acceptable to it and its counsel of the due organization, valid existence and authority of the Borrower.

         3.11 Other Documents: Bank shall have received such other documents as it may have reasonably requested in connection with the Loan and the Improvements.


                                   ARTICLE 4

                          REQUIREMENTS AND CONDITIONS
                       FOR ALL CONSTRUCTION LOAN ADVANCES

         The obligation of Bank to make any Loan advance is subject to Borrower's satisfaction of the following requirements and conditions:

         4.1 Submission of Disbursement Requests: Disbursements by Bank shall be made on monthly requisitions on such forms as are acceptable to Bank submitted by the General Contractor and Borrower, approved and certified by the Architect and the Construction Inspector, and by such successors as may be appointed by each party being so represented, prepared in trade breakdown form, and in such detail as may be required by Bank. Each requisition shall indicate the percentage of completion and the amounts expended or costs incurred for work done and necessary material delivered to the Project, and shall be accompanied by cost-to-completion projections and, at the request of the Bank, shall be accompanied by a waiver or release of liens from the General Contractor and all major subcontractors and suppliers (other than for any tenant finish work not then completed). No advances will be made for materials delivered to or stored on the Project site or elsewhere which have not been physically incorporated into the Project, unless Borrower has made available for inspection by Bank (i) written evidence from the seller or fabricator identifying the stored materials and indicating that ownership of the materials is vested, or upon payment therefor will vest, in Borrower free and clear of liens, and (ii) evidence satisfactory to Bank that the materials are secured, insured and protected against theft or damage.

         4.2 Retainage: Loan advances for renovation and construction costs shall be subject to retainage equal to 10% of each requisition, which shall be held back until the Project is substantially complete (as approved by the Construction Inspector), at which time the retainage shall be reduced to 5% until the Project is fully completed, the Bank has received written confirmation of that fact from the Construction Inspector, and all conditions to the final advance of Loan proceeds have been satisfied.

         4.3 Conditions to Disbursements: The obligation of Bank to make any Loan disbursements hereunder shall be subject to satisfaction of the following requirements and conditions:

                 (a) Borrower shall have submitted a complete and fully executed disbursement request, duly approved and certified as provided in
Section 4.1 hereof, at least 7 days prior to the date funding is being requested;

                 (b) If requested by Bank, Bank shall have received an endorsement to its title insurance policy on the Project, issued at Borrower's expense, indicating that there has been no change in the status of title and containing no survey exceptions not theretofore approved by Bank;

                 (c) Bank shall have received written confirmation from the Construction Inspector that, in the Construction Inspector's opinion, the Project can be completed in accordance with the Plans and Specifications on or prior to the Completion Date for an amount not greater than the undisbursed portion of the Loan;

                 (d) Bank shall have received copies of all reports (if any) required to satisfy requirements of all applicable governmental agencies having jurisdiction over the project;

                 (e) No Event of Default, nor any event or state of facts with which notice or passage of time or both would constitute an Event of Default, shall then exist;

                 (f) Within fifteen (15) days after all footings and foundations for the Project are constructed, the Borrower shall deliver to the Bank an "as-built" survey depicting the location of all improvements and structures on the Property and reflecting no encroachments of the Improvements on any property or building restriction lines.

         4.4 Additional Conditions for Final Advance: In addition to all other conditions set forth in this Article 4, the obligation of Bank to make the final advance under the Loan shall be subject to Bank's receipt of the following:

                 (a) Final waivers of liens from the General Contractor and all major subcontractors and suppliers (other than for any tenant finish work not then completed);

                 (b) Certificates of completion, in form and substance reasonably satisfactory to Bank, from the General Contractor and the Construction Inspector;

                 (c) Copy of the certificate of use and occupancy (or such other certificate or permit as may be necessary to entitle Borrower to the full use and occupancy of the Project) issued for the entire Project;

                 (d) Copies of such additional permits and licenses for operation of the Project as may be necessary or required by governmental authorities having jurisdiction over the Project; and

                 (e) A final as-built survey reasonably acceptable to Bank has been furnished.

         4.5 Insufficiency of Loan Proceeds: If at any time during the term of this Agreement, Bank determines in its reasonable judgment that the remaining undisbursed portion of the Loan is insufficient for any reason to complete fully the Improvements in accordance with the Plans and Specifications, Borrower shall deposit with Bank or its designee such sums of money in cash (from sources other than the Loan) as may be required to eliminate such insufficiency. Any amount so deposited by Borrower shall stand as additional security for Borrower's obligations under this Agreement, and may be disbursed at Bank's option before any further Loan advances are made hereunder.

         4.6 Authorized Disbursements: Notwithstanding any other provision of this Article 4, Borrower hereby irrevocably authorizes Bank, at the option of Bank after the occurrence of an Event of Default hereunder, to make disbursements of Loan proceeds (i) directly to the Title Company, the General Contractor, any public authority for fees, assessments or taxes owed with respect to the Project, any insurer of the Project to whom premiums are owed for the maintenance of insurance required by the Loan Documents, or to any subcontractor or materialmen furnishing labor, services or materials in the construction of the Project for any amounts due them in connection therewith, or (ii) directly to Bank for interest, fees and any other amounts advanced by the Bank or required to be paid to Bank under the Note or the other Loan Documents. No further authorization from Borrower shall be necessary for Bank to make such direct disbursements, and all such disbursements shall satisfy pro tanto the obligation of Bank hereunder and shall be secured by the Deed of Trust.

         4.7 Disbursements Do Not Constitute Waiver: No disbursement of any Loan proceeds by Bank shall constitute a waiver of any of the conditions of the obligation of Bank to make further disbursements nor, in the event Borrower is unable to satisfy any such condition, shall any such disbursement have the effect of precluding Bank from thereafter declaring such inability to be an Event of Default.


                                   ARTICLE 5

                         REPRESENTATIONS AND WARRANTIES

         Borrower represents and warrants to Bank as of the date hereof, and is deemed to represent and warrant as of the date it submits any disbursement request to Bank hereunder, unless modification thereof has been approved by Bank or where approval is not required, that:

         5.1     Certificate of Borrower:    All representations and warranties
made by Borrower in this Agreement or under any other Loan Document are true, complete and correct in all material respects.

         5.2 Organization and Authorization of Borrower: Borrower is a duly organized and validly existing corporation formed under the laws of Maryland, and has all necessary power and authority to execute and deliver, and to consummate the transactions contemplated in this Agreement, the other Loan Documents, and all other agreements and instruments herein mentioned to which Borrower is a party. The Borrower is duly qualified and in good standing in Maryland. The Loan Documents have been duly executed on behalf of the Borrower and all deeds of trust, mortgages and security agreements given in connection with the Loan constitute valid liens on all real and personal property encumbered thereunder.

         5.3 Actions Pending: There is no action, suit, investigation or proceeding pending or, to the knowledge of Borrower, threatened against or affecting Borrower or the Project, or any properties or right of Borrower before any court, arbitrator or administrative or governmental body which might affect the Project or which might result in any material adverse change in the business, financial condition or operations of Borrower.

         5.4 Statutes, Judgments, etc.: To the Borrower's knowledge, there is no law, statute, rule or regulation which would be contravened by the execution, delivery, or performance of this Agreement or the other Loan Documents, or the construction and equipping of the Improvements as herein contemplated. There is no judgment, decree or order of any court or government agency binding on Borrower which would be contravened by the execution, delivery, or performance of this Agreement or the other Loan Documents, or the construction and equipping of the Improvements as herein contemplated.

         5.5 Plans and Specifications: Borrower has furnished Bank true and complete copies of the final Plans and Specifications, and such Plans and Specifications and the use of the Project as herein contemplated comply, in all respect, to the Borrower's knowledge, with applicable restrictive covenants, zoning ordinances, environmental regulations and controls, and other requirements and regulations of governmental authorities having jurisdiction over the Project or the uses thereof. The Plans and Specifications have been approved by all governmental authorities to which such Plans and Specifications are required to be submitted and said approvals have not been withdrawn.

         5.6 Taxes: All federal, state and local tax returns and reports of Borrower required by law to be filed have been duly filed, and all taxes, assessments, fees and other governmental charges upon Borrower, and its properties, assets, income and franchises which are due and payable have been paid. Borrower maintains adequate reserves and/or accruals in respect of federal, state and local taxes for all fiscal periods, and Borrower does not know of any unpaid assessments for any taxes or any basis therefor.

         5.7 No Default: Borrower is not in default in any material respect in the payment of any of its indebtedness or in the performance of any of its obligations under any mortgage, indenture, lease contract or other agreement, instrument or undertaking to which it is a party or by which it or any of its assets may be bound, and no Event of Default as herein provided has occurred and is continuing. Borrower-is not in default under any order, judgment, award or decree of any court, arbitrator, or governmental authority binding on or affecting it or by which any of its assets may be bound or affected, and no such order, judgment, award or decree materially adversely affects Borrower's ability to carry on its business as now conducted or its ability to perform its obligations under this Agreement or the other Loan Documents.

         5.8 Cost Breakdown: The cost breakdown (in trade breakdown form) for the Project, submitted to the Bank as hereinbefore provided, is complete and accurate in all material respects, as of the date hereof based on all information now available to Borrower, and Borrower has no knowledge of any material change in the amount shown thereon which is likely to occur.

                                   ARTICLE 6

                                   COVENANTS

         Borrower covenants and agrees that, so long as any portion of the Loan remains unpaid it shall comply fully with each of the covenants contained in this Article 6.

         6.1     Financial Statements:  Until repayment in full of the Loans:

                 (a)      Borrower shall deliver to the Bank within forty-five
(45) days after the close of each of the first three quarters of each fiscal year of Borrower, beginning with the quarter ending on June 30, 1995, an unaudited balance sheet of Borrower as of the close of each quarter and statements of income and retained earnings for that portion of the fiscal year-to-date then ended, prepared in conformity with generally accepted accounting principles applied on a basis consistent with that of the preceding period (or containing disclosure of the effect on the financial position or results of operations of any change in the application of generally accepted accounting principles for a non-profit organization during the period); and

                 (b) Borrower shall deliver to the Bank within one hundred twenty (120) days after the close of each fiscal year of the Borrower beginning with the year ending December 31, 1995, a balance sheet of Borrower as of the close of such fiscal year and statements of income and retained earnings (if any) and source and application of funds for the year then ended, prepared in conformity with generally accepted accounting principles, applied on a basis consistent with that of the preceding year (or containing disclosure of the effect on financial position or results of operations of any change in the application of generally accepted accounting principles during the year), reviewed by a firm of independent certified public accountants selected by Borrower and reasonably acceptable to the Bank;

                 (c) Borrower shall deliver to the Bank within thirty (30) days upon such Borrower's issuance or receipt thereof, copies of all reports submitted to the Borrower by its certified public accountants that contain an opinion rendered in connection with an examination of any financial statements of the Borrower.

                 (d) Borrower shall upon the Bank's written request, deliver to the Bank promptly such other information about the financial condition and operations of Borrower and/or the Guarantor as the Bank may, from time to time, reasonably request.

                 (e) The Borrower shall deliver or caused to be delivered to the Bank personal financial statements of the Personal Guarantor within one hundred twenty (120) days after the close of each calendar year beginning with the year ending December 31, 1995, and containing sufficient disclosure information as shall be acceptable to the Bank.

         6.2 Financial and Operating Covenants: Without the prior written consent of Bank, the Borrower will not:

                 (a) Incur, create, assume or permit to exist any obligation or obligations for money borrowed in excess of $50,000 (including purchase money security interests), in the aggregate, other than loans to Borrower by the Bank and trade indebtedness incurred in the ordinary course of business.

                 (b) Indorse, guarantee or become surety for the obligation of any person, firm or corporation, except that Borrower and the Guarantor may indorse checks or other instruments for deposit or collection in the ordinary course of business, and may guarantee the obligations of its or their subcontractors and may assume liability to bonding agents in the ordinary course of its or their business.

                 (c) Except as may be otherwise permitted in this Agreement, sell, sell and leaseback, mortgage, pledge or otherwise encumber any of Borrower's property, real or personal, now owned or hereafter acquired, or permit any lien or security interest to exist thereon, except for sales or transfers of goods in the ordinary course of business and liens (a) for taxes not delinquent or being contested in good faith, (b) for mechanics or materialmen with respect to obligations not overdue or being contested in good faith, or (c) in favor of Bank.

                 (d) So long as any Event of Default shall exist under any of the Loan Documents, pay or declare any dividends or make any other distributions of capital or make any loans to any shareholders or partners.

                 (e) So long as any Event of Default shall exist under any of the Loan Documents, cause or permit any change in the ownership or management of the Borrower.

         6.3 Bank of Account: At all times during the term of the Loan the Bank shall be used as the primary bank of account by the Borrower.

         6.4 Construction of Improvements: Borrower will cause the Improvements to be completed in accordance with the Plans and Specifications on or before the Completion Date, free and clear of all liens other than the Deed of Trust. Each intended addition, deletion or modification to the Plans and Specifications shall be approved in writing by Bank (which shall not be unreasonably withheld or delayed so long as the Bank's collateral is not impaired and the Bank is reasonably satisfied that funds are available for such changes) and all governmental authorities to whom such Plans and Specifications are required to be submitted. No modification of or amendment to the Construction Contract shall be made without prior written approval of Bank, and Borrower shall observe and perform all of the terms and provisions of the Construction Contract to be observed or performed by Borrower.

         6.5 Maintenance of Property; Insurance: Borrower will keep the improvements and all of the property useful or necessary in the operation of the Project in good working order and condition. Borrower will obtain or cause to be obtained and maintain in full force and effect the All Builders Risk Insurance as described in Section 3.9 hereof and all insurance required by the Deed of Trust. Upon completion of the Project or the occupancy thereof, whichever shall first occur, Borrower shall obtain and deliver to Bank, and thereafter maintain, policies of fire and extended coverage insurance in form and with companies reasonably satisfactory to Bank in an amount not less than the greater of the full insurable value of the Project or $1,800,000 (and in any event not less than amounts sufficient to prevent any co-insurance liability of Borrower or
Bank) with loss payable to Bank as lender and as its interest may appear, and providing for not less than thirty (30) days prior written notice to the Bank of any intended cancellation.

         6.6 Availability of Funds: Upon request by Bank, Borrower will furnish Bank satisfactory evidence that the funds necessary to complete the Project in excess of the proceeds of the Construction Loan have been advanced by or are available to Borrower.

         6.7 Certifications, Licenses, Permits, etc.: Borrower will obtain or cause to be obtained prior to the final advance all certifications, licenses, permits and governmental approvals as may be necessary or required to operate the Project as an office building.

         6.8 Notices: Borrower will promptly give written notice to Bank of (i) all litigation, regardless of amount, affecting Borrower or any portion of the Project, and (ii) all complaints and charges made by any governmental authority having jurisdiction over the Project which may delay or require changes in the construction of the Improvements or otherwise impair the security of bank.

         6.9 Payment of Obligations: Borrower will pay and discharge at or before maturity all its material obligations and liabilities, including (without limitation) tax liabilities, the costs and expenses of constructing and equipping the Improvements, and claims for labor, materials, and supplies that, if unpaid, might become liens on Borrowers' property, except such as are being contested in good faith by appropriate proceedings. Borrower will maintain in accordance with generally accepted accounting principles appropriate reserves for the accrual of any such obligations and liabilities.

         6.10 Further Assurances: Upon request by Bank, Borrower shall do any act or execute any additional documents (including, but not limited to, security agreements and financing statements on any personalty owned by Borrower and included or to be included in the Project) as may be reasonably required by Bank to confirm the lien and security interest of the Deed of Trust, or any other collateral documents.

         6.11 Fees of Bank's Inspector and Engineer: Borrower will pay the reasonable fees of the Bank's Construction Inspector in connection with the Loan.


                                   ARTICLE 7

                               DEFAULT; REMEDIES

         7.1 Default: An Event of Default shall be deemed to have occurred under this Agreement on the occurrence of any one or more of the following events:

                 (a) The Borrower defaults in the payment or performance, when due or payable, of any liability of the Borrower or of any indorser, guarantor or surety for any liability of the Borrower to the bank;

                 (b) The making by the Borrower or any guarantor or any of its or their officers, representatives or partners, of any materially adverse misrepresentation to the Bank for the purpose of obtaining credit or an extension of credit;

                 (c) The failure of the Borrower or any guarantor after request by the Bank to furnish financial information as required under the terms of the Loan Documents or to permit the inspection of books or records of the Borrower;

                 (d) The issuance of any injunction or of an attachment or judgments in excess of $100,000 in the aggregate against the Borrower or any guarantor or against the property of Borrower or any guarantor and which is not discharged, or bonded within thirty (30) days after issuance;

                 (e) The entry of a decree or order for relief by a court having jurisdiction against or with respect to the Borrower or any guarantor in an involuntary case under the federal bankruptcy laws or any state insolvency or similar laws ordering the liquidation of the Borrower or any guarantor, or the appointment of a receiver, liquidator, assignee, custodian, trustee or similar official for the Borrower or any guarantor or any of its or their property and the failure to have such decree, order or appointment stayed, discharged or dismissed within forty-five (45) days from the date of entry;

                 (f) The commencement by the Borrower or any guarantor of a voluntary case under the federal bankruptcy laws or any state insolvency or similar laws, or the consent by the Borrower or any guarantor to the appointment of a receiver, liquidator, assignee, trustee, custodian or similar official for the Borrower or any guarantor or any of its or their property, or the making by the Borrower or any guarantor of any assignment for the benefit of creditors or the failure by the Borrower or any guarantor generally to pay its or their debts as they become due;

                 (g) The insolvency of the Borrower, or any indorser, guarantor or surety for any liability of the Borrower to the Bank, which in the Bank's reasonable opinion materially affects the financial condition of the Borrower or of any such indorser, guarantor or surety, or the ability of the Borrower or any such indorser, guarantor or surety, to meet its obligations hereunder and/or under any of the other Loan Documents;

                 (h) The default in performance of any other obligation, covenant or agreement contained or referred to herein or in any of the other Loan Documents and not otherwise specifically referred to herein which is not otherwise defined as an Event of Default under any of the Loan Documents, unless the same is cured to the satisfaction of the Bank within thirty (30) days after written notice to the Borrower from the Bank;

                 (i) The failure of one or more of the "Conditions and Requirements for Initial Loan Advance" set forth in Article 3 hereof, unless same is cured to the satisfaction of the Bank within thirty (30) days after written notice to Borrower from the Bank;

                 (j) The occurrence of an Event of Default under any of the other Loan Documents following the expiration of any applicable grace or notice and cure periods provided therein;

                 (k) Failure by Borrower to complete the Project on or before the Completion Date, and Bank's giving Borrower written notice that such failure constitutes a default under this Agreement;

                 (l) Suspension of work on the Project for a period in excess of 15 days (except for suspensions caused by strike, war, acts of God, or any other act or omission beyond Borrower's reasonable control to remedy or overcome, not including lack of funds), or the reasonable determination by the Construction Inspector that notwithstanding said suspensions or lack thereof, the Improvements cannot be completed on or before the Completion Date, and Banks's giving Borrower written notice that such suspension or determination constitutes a default under this Agreement; or

                 (m) Borrower executes a chattel mortgage or other security agreement with respect to any materials, fixtures or articles used in the construction or equipment of the Improvements, or any such materials, fixtures or articles are purchased pursuant to any conditional sales contract or otherwise so that the ownership thereof will not vest unconditionally in Borrower free from liens and security interests upon being made a part of the Project, and any such liens or security interests shall not be discharged or canceled within 30 days after Bank gives Borrower written notice thereof.

         7.2 Remedies: Upon the occurrence of any Event of Default, or any event or state of facts which with notice or passage of time or both would constitute an Event of Default, the obligation of Bank to make any further disbursements under the Loan shall terminate. Bank may, upon the occurrence of an Event of Default, at the sole option of the Bank and without further notice or demand, declare the Note to be immediately due and payable in full, together with all interest accrued thereon. Upon such declaration, Bank may proceed to exercise any and all remedies available to it under this Agreement, the other Loan Documents, or under applicable law, all of which rights and remedies shall be cumulative and may be exercised concurrently by Bank.

         7.3 Completion of Improvements: Upon the occurrence of an Event of Default and notice thereof to Borrower, Bank may, in addition to any other remedies available to it and in its sole discretion, (i) enter upon the Land and complete the Improvements in accordance with the Plans and Specifications with such changes therein as Bank may deem reasonably appropriate, and employ watchmen to protect the Project, (ii) at any time discontinue any work commenced in respect of the Improvements, (iii) assume the Construction Contract or any other contracts made by Borrower relating to the construction or equipping of the Improvements, and take over and use all or any part of the labor, materials, supplies and equipment contracted for by Borrower, or replace such contractors with other contractors selected by the Bank, (iv) engage builders, contractors, and others for the purpose of furnishing labor, materials and equipment in connection with the construction and equipment of the Improvements, and (v) pay, settle or compromise all bills or claims that may become liens against the Project. Borrower shall be liable to Bank for all sums paid or incurred by Bank to construct and equip the Improvements whether the same shall be paid or incurred pursuant to the provisions of this Section 7.3 or otherwise, and all payments made or liabilities incurred by Bank hereunder of any kind whatsoever shall be paid by Borrower to Bank upon demand with interest at the rate provided in the Note. For the purpose of exercising the rights granted by this Section 7.3, Borrower hereby irrevocably constitutes and appoints Bank its true and lawful attorney-in-fact to execute, acknowledge and deliver any instruments and to do and perform any acts in the name and on behalf of Borrower.


                                   ARTICLE 8

                                 MISCELLANEOUS

         8.1 Expenses: Borrower agrees, whether or not the transactions herein contemplated shall be consummated, to pay and save the Bank harmless against liability for the payment of all reasonable out-of-pocket expenses arising in connection with such transactions, including all stamp and other taxes (including tangible personal property taxes) which may be payable in respect of the execution and delivery of any of the Loan Documents, or the execution, delivery, filing or recording of the Dead of Trust and financing statements relating thereto, and all fees and expenses of counsel for Bank and any participants of Bank in accordance with the terms of the Bank's Commitment (including reasonable legal fees and any other fees incurred by Bank or its participants subsequent to closing in connection with the disbursement, renewal or collection thereof). Borrower's obligation under this Section 8.1 shall survive the transfer of the loan by Bank and the payment of all indebtedness thereunder.

         8.2 Nonassignability: The Loan may not be assigned by Borrower without the prior written consent of Bank. Neither the Loan nor any advances hereunder shall be subject to the process of any court upon legal action by or against Borrower or by or against anyone claiming under or through Borrower. For the purposes of this Agreement, the Loan shall remain in the custody of Bank until Borrower complies with each and all of the provisions hereof; provided, however, that nothing herein contained shall be considered as in anywise modifying, affecting or subordinating the obligations heretofore given or to be given by Borrower as security for the Loan and the same shall be and remain in full force and effect, this Agreement being intended only as additional security and protection for the Loan and to assure its use for the purposes intended by Bank and Borrower.

         8.3 Liability of Bank: All conditions of the obligations of Bank hereunder, including any obligation to make disbursements under the Loan, are imposed solely and exclusively for the benefit of Bank and its successors and assigns, and no other person or entity shall have standing to require satisfaction of such conditions in accordance with their terms or be entitled to assume that Bank will refuse to disburse under the Loan in the absence of strict compliance with any and all thereof. No other person or entity shall, under any circumstances, be deemed to be a beneficiary of such conditions, any and all of which may be freely waived in whole or in part by Bank at any time if in its discretion it deems it desirable to do so. Without limiting the generality of the foregoing, Bank makes no representations and assumes no obligations as to third parties concerning the quality of the Improvements or the absence therefrom of any defects. Borrower agrees to indemnify Bank from and against any liability, claim or loss arising during or after the term of the Loan which may be sustained or incurred by Bank as a result of the performance of its activities and obligations under this Agreement, except that no such indemnification shall be required in connection with any acts or omissions of Bank hereunder constituting gross negligence or willful misconduct. This provision shall survive repayment of the Loan and shall continue in full force and effect so long as a possibility of any such liability, claim or loss exists. Borrower hereby releases Bank from any liability, and no claim shall be made by Borrower against Bank, for or on account of any matter or thing in excess of the balance of the Loan remaining in Bank's hands and undisposed of in accordance with the terms of this Agreement.

         8.4 No Partnership, Joint Venture, Agency: Borrower and Bank acknowledge that the relationship between them created hereby and by the other Loan Documents is that of debtor and creditor and is not intended to be and shall not in any way be construed to be that of a partnership, joint venture, or principal and agent; and that the activities of Bank in connection with the construction and equipment of the Improvements and disbursement of the Loan shall not be deemed to make Bank a partner, joint venturer, or principal or agent of Borrower, but rather shall be deemed solely for the purpose of protecting Bank's security for the Loan.

         8.5 Financing Sign on Property, Publicity: The Borrower authorizes the Bank, at the Bank's expense, to place signs at the Property at any locations selected by the Bank until completion of construction of the Project, and to prepare and furnish news releases at any. time to the news media or any other publications selected by the Bank advertising the fact that financial assistance for the facility has been obtained from the Bank.

         8.6 Notices: All notices, requests and demands upon the respective parties hereto shall be deemed to have been given or made when delivered against hand receipt or two (2) business days after deposit in the United States mail, postage prepaid, or one (1) business day after deposit with a nationally recognized overnight delivery service, and addressed as follows:

         If to Bank:


                   Mercantile-Safe Deposit & Trust Company
                   Two Hopkins Plaza
                   Baltimore, Maryland 21203
                   Attention: Robert C. Barclay
                                Assistant Vice President

                       with a copy to:

                   Kevin J. Davidson, Esquire
                   Gallagher, Evelius & Jones
                   The Park Charles Building -.Suite 400
                   218 North Charles Street
                   Baltimore, Maryland 21201

         If to Borrower:


                   Trusted Information Systems, Inc.
                   3060 Washington Road
                   Glenwood, Maryland 21738
                   Attention: Stephen T. Walker

                       with a copy to:

                   David A. Carney, Esquire
                   Reese & Carney
                   10715 Charter Drive
                   Columbia, MD 21044

         or to such other address and addressee with respect of any party as such party shall notify the others in writing.

         8.7 Amendment; No lmplied Waiver: This Agreement may be amended, and Borrower may take any action herein prohibited, or omit to perform any act required to be performed by it, only if Borrower shall first obtain the prior written consent of Bank to such amendment, action or omission to act. No failure of Bank to exercise and no delay in exercising any right, power or privilege under this Agreement or the other Loan Documents shall operate as a waiver thereof; nor shall any single or partial exercise of any right, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, power or privilege.

         8.8 Survival of Agreements: All agreements, covenants, representations and warranties of Borrower made in this Agreement shall survive the execution and delivery of this Agreement and the other Loan Documents, and the making of all disbursements hereunder, regardless of any investigation made by or on behalf of Bank.

         8.9     Entire Agreement; Successors and Assigns; Time of the
Essence: This Agreement and the other Loan Documents contain the entire terms of the agreement with respect to the Loan, and no representations, inducements, promises or agreements between Borrower and Bank not set forth herein or in the other Loan Documents shall be of any force or effect. This Agreement shall be binding upon and shall inure to the benefit of Borrower and Bank and their respective successors and the Bank's assigns, whether so expressed or not. Time is of the essence under this Agreement.

         8.10 Severability: In case any one or more provisions contained in this Agreement or the other Loan Documents should be deemed invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein or therein shall in no way be affected or impaired thereby and shall be enforceable to the maximum extent permitted by law.

         8.11 Descriptive Headings: The headings of the articles, sections and paragraphs of this Agreement are for the convenience of reference only, and are not considered to be a part hereof and shall not limit or otherwise affect any of the terms hereof.

         8.12 Governing Law: This Agreement is made, executed and delivered in the State of Maryland, and Maryland law shall govern its interpretation, performance and enforcement without regard to principles of conflicts of laws.


         IN WITNESS WHEREOF, Borrower and Bank have caused this Agreement to be executed and delivered as of the day and year first above written.


WITNESS:                                  TRUSTED INFORMATION SYSTEMS, INC.



         /s/ Laurence Raber               By:      /s/ Stephen T. Walker             (Seal)
- ----------------------------------           ----------------------------------------
                                                   Stephen T. Walker
                                                   President


                                          MERCANTILE-SAFE DEPOSIT AND
                                          TRUST COMPANY


         /s/                              By:      /s/ Robert C. Barclay             (Seal)
- ------------------------------               ----------------------------------------
                                                   Robert C. Barclay
                                                   Assistant Vice President